As Filed With the Securities and Exchange Commission on March 30, 2026

Registration No. 333-149279

Registration No. 333-170563

Registration No. 333-187369

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-149279

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-170563

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-187369

_________________

Allient Inc.

(Exact name of Registrant as specified in its charter)

Colorado84-0518115

(State of Incorporation)(I.R.S. Employer Identification No.)

495 Commerce Drive

Amherst, New York 14228

(Address of principal executive offices) (Zip code)

_________________

2007 Stock Incentive Plan, as amended

(Full title of the plan)

_________________

James Michaud, Chief Financial Officer

Allient Inc.

495 Commerce Drive

Amherst, New York 14228
(Name and address of agent for service)

(716) 242-8634

(Telephone number, including area code, of agent for service)

_________________

Copies to:

Michael C. Donlon, Esq.

Bond, Schoeneck & King, PLLC

200 Delaware Avenue, Suite 900

Buffalo, New York 14202

(716) 416-7000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)
Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

DEREGISTRATION OF UNSOLD SECURITIES

Allient Inc. (the “Registrant”) is filing this Post-Effective Amendment (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold pursuant to the Registration Statements, in each case solely to the extent they relate to the Registrant’s 2007 Stock Incentive Plan, as amended (the “2007 Plan”).

1.	Registration No. 333-149279, filed with the Securities and Exchange Commission (the “Commission”) on February 15, 2008, registering 300,000 shares of the Registrant’s Common Stock, no par value (“Common Stock”) issuable pursuant to the 2007 Plan;
2.	Registration No. 333-170563, filed with the Commission on November 12, 2010, registering an additional 600,000 shares of Common Stock issuable pursuant to the 2007 Plan;
3.	Registration No. 333-187369, filed with the Commission on March 19, 2013, registering an additional 900,000 shares of Common Stock issuable pursuant to the 2007 Plan;

The Registrant is no longer issuing securities under the 2007 Plan. This Post-Effective Amendment is being filed in order to deregister all shares of Common Stock that were registered under the Registration Statements and remain unissued under the Registration Statements, in each case, solely to the extent they relate to the 2007 Plan. For the avoidance of doubt, this Post-Effective Amendment will have no effect on the status of the 100,000 shares of Common Stock issuable pursuant to the Allient Inc. Non-Employee Director Stock in Lieu of Cash Retainer Plan, which shares of Common Stock were also registered pursuant to Registration Statement No. 333-170563.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Amherst, New York on March 30, 2026.

ALLIENT INC.

By: /s/ James Michaud

James Michaud

Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1.

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